Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss240.1a-11(c) or ss240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee $125 per Exchange Act Rule 14a-6(i)2
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction  applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4) Proposed maximum aggregate value of transaction:

     * Set forth amount on which the filing is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:  $125

     2) Form, Schedule or Registration Statement No.: Preliminary Proxy

     3) Filing Party:  GulfWest Oil Company

     4) Date Filed:  10/06/99

                              GULFWEST OIL COMPANY
                          397 N. Sam Houston Parkway E.
                                    Suite 375
                              Houston, Texas 77060


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on November 19, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at the offices of the Company at 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, on Friday, November 19, 1999 at 11:00 a.m., local time, for the following purposes:

     (1) To elect six members of the Board of Directors, which presently consists of seven directors, for the term of one year or until the next Annual Meeting of Shareholders.

     (2) To approve the amendment of the Company's Articles of Incorporation to increase the number of shares of Class A Common Stock, par value $.001 per share ("Common Stock") that the Company will have authority to issue from 20,000,000 to 40,000,000 shares.

     (3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on October 1, 1999 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors


                                              \s\ Jim C. Bigham
                                                  Jim C. Bigham
                                                  Secretary

Houston, Texas
October 25, 1999

                              GULFWEST OIL COMPANY
                          397 N. Sam Houston Parkway E.
                                    Suite 375
                              Houston, Texas 77060

                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 19, 1999


     This Proxy Statement is being first mailed on October 25, 1999 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 397
N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, on Friday, November 19, 1999 at 11:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the term described therein, (ii) FOR the amendment of the Company's Articles of Incorporation to increase the number of shares of Class A Common Stock, par value $.001 per share, ("Common Stock") that the Company will have authority to issue from 20,000,000 to 40,000,000 shares and (iii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060, Attention: Jim Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if the shareholder attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on October 1, 1999 (the "Record Date"), at which time the Company had issued and outstanding 14,233,989 shares of Common Stock. Common Stock is the only class of outstanding voting securities of the Company.

                                QUORUM AND VOTING

     In order to be validly approved by the shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present. The presence at the Annual Meeting, in person or by Proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Annual Meeting in person or by Proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

                         CHANGE IN CONTROL OF REGISTRANT

     On July 15, 1999, the Company sold four million (4,000,0000) shares of the Company's Common Stock to Mr. J. Virgil Waggoner, a director and significant shareholder of the Company, in a private offering at $.75 per share for a total price of $3,000,000, to be paid in cash from personal funds. The market price of the Common Stock on July 15, 1999 was $.6875 per share.As a result of and giving effect to the transactions described below, at July 15, 1999, Mr. Waggoner beneficially owned and had sole voting and dispositive power for 8,983,884 shares, representing 78.2% of the Company's Common Stock, which included 4,250,000 shares issuable subject to the conversion of preferred stock and 20,000 shares issuable subject to the exercise of options.

     Mr. Waggoner has been a director of the Company since December 1, 1997. In December 1996, he agreed to personally guarantee the Company's revolving line-of-credit with a financial institution for $2,000,000, which was increased to $2,750,000 in 1997 and to $3,000,000 in 1998. On December 15, 1997, he
granted a loan to the Company in the amount of $1,000,000, bearing interest at the floating Prime Rate, which was 8.5% at the time of the loan. The $1,000,000 principal amount of the loan was converted to 615,384 shares of Common Stock in a private offering on June 29, 1998 at a rate of $1.625 per share of Common Stock.

     On December 1, 1998, the Company purchased interests in oil and natural gas properties from an unrelated party. The purchase price for the interests was $800,000 in cash and 100,000 shares of the Company's Common Stock. Mr. Waggoner provided financing for the acquisition in the amount of $250,000 on December 15, 1998 and $550,000 on January 4, 1999. The Company issued 50,000 shares of Common Stock to Mr. Waggoner for arranging the acquisition.

     In two transactions on December 28, 1998 and May 28, 1999, Mr. Waggoner converted $1,915,000 and $635,000, respectively, in outstanding principal and interest of loans previously made to the Company to shares of the Company's Series BB Convertible Preferred Stock, par value $.01 and liquidation value $500 per share (the "Series BB Preferred Stock"). The market price of the Common Stock on December 28, 1998 and May 28, 1999 was $.60 and $.375 per share, respectively.

     Prior to July 15, 1999, Mr. Waggoner beneficially owned and had sole voting and dispositive power for 1,583,884 shares, representing 38.8% of the shares of the Company's Common Stock, which included 870,000 shares subject to presently exercisable options. As part of the line of credit guaranty and loan transactions discussed above, the Company had granted Mr. Waggoner a series of options (the "Options") to purchase an aggregate of 850,000 shares of Common Stock with an exercise date of July 1, 1999 and an exercise price of $1.25 per share of Common Stock. On July 15, 1999, Mr. Waggoner agreed to irrevocably void the Options retroactively to the dates of issue.

     On August 16, 1999, Mr. Waggoner converted $2,550,000 of Series BB Preferred Stock to Common Stock at the rate of $.60 per share of Common Stock and was issued 4,250,000 shares of Common Stock.

     At October 1, 1999, Mr. Waggoner beneficially owned and has sole voting and dispositive power for 9,121,829 shares (which includes 20,000 shares subject to the exercise of options), representing 64% of the Company's Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board presently consists of seven directors, six of whom have been nominated and one not standing for re-election, to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

     It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board and directorships in other publicly-held companies.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


                                    NOMINEES


Nominee                            Age       Position               Year First
                                                                     Elected
                                                                     Director
                                                                    or Officer

Anthony P. Towell(1)(2)(3)         68        Chairman of the Board     1997

Marshall A. Smith III(3)           51        Executive Officer and
                                             Director                  1989

Thomas R. Kaetzer(3)               40        President,
                                             Chief Operating Officer
                                             and Director              1998

Jim C. Bigham                      63        Executive Vice President,
                                             Secretary and Director    1991

John E. Loehr(1)(2)(3)             54        Director                  1992

J. Virgil Waggoner(1)(2)(3)        71        Director                  1997

_________________



         (1)      Member of the Audit Committee.
         (2)      Member of the Compensation Committee.
         (3)      Member of the Executive Committee.
__________________

     Anthony P. Towell has served as a director of the Company since November 13, 1997 and as chairman of the board since July 8, 1998. Mr. Towell also is a director of a number of public companies, both in the United Kingdom and the United States, in the safety, environmental and computer network industries. Mr. Towell has been in the petroleum business since 1957 and has held executive positions with various public oil and gas companies including the Royal Dutch Shell group companies and Pacific Resources, Inc.

     Marshall A. Smith III has served as an officer and a director of the Company since July 1989. From July 1989 to November 20, 1992, he served as president and chairman of the board of directors. On November 20, 1992, he resigned as president but continued as chief executive officer and chairman of the board. On September 1, 1993, Mr. Smith reassumed the duties of president and resigned as chairman of the board. On December 21, 1998, he resigned as president but remained chief executive officer.

     Thomas R. Kaetzer was appointed senior vice president and chief operating officer of the Company on September 15, 1998 and on December 21, 1998 became president and a director. Mr. Kaetzer has 17 years experience in the oil and gas industry, including 14 years with Texaco Inc., which involved the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. Mr. Kaetzer has a Masters Degree in Petroleum Engineering from Tulane University and a Bachelor of Science Degree in Civil Engineering from the University of Illinois.

     Jim C. Bigham has served as executive vice president of the Company since 1996 and as secretary and a director since 1991 when he joined the Company. Prior to joining the Company, Mr. Bigham held management and sales positions in the real estate and printing industries. Mr. Bigham is also a retired United States Air Force Major. During his military career, he served in both command and staff officer positions in the operational, intelligence and planning areas.

     John E. Loehr has served as a director of the Company since 1992, as chairman of the board from September 1, 1993 to July 8, 1998 and as chief financial officer from November 22, 1996 to May 28, 1998. Mr. Loehr is also currently president and sole shareholder of ST Advisory Corporation, an investment company, and vice-president of Star-Tex Trading Company, also an investment company. Mr. Loehr was formerly president of Star-Tex Asset Management, a commodity-trading advisor, and a position he held from 1988 until 1992, when he sold his ownership interest. Mr.Loehr is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants.

     J. Virgil Waggoner has served as a director of the Company since December 1, 1997. Mr. Waggoner's career in the petrochemical industry began in 1950 and included senior management positions with Monsanto Company and El Paso Products Company, the petrochemical and plastics unit of El Paso Company. Mr. Waggoner served as president and chief executive officer of Sterling Chemicals, Inc. from the firm's inception in 1986 until its sale and his retirement in 1996. Mr. Waggoner continues to serve as non-executive vice chairman of the Board of Directors of Sterling Chemicals, Inc. Mr. Waggoner is on the Board of Directors of Kirby Corporation and is an advisory board director of First Commercial Bank of Little Rock, Arkansas. He is currently president and chief executive officer of JVW Investments, Ltd., a private company.

Meetings and Committees of the Board

     The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met seven times during the calendar year ended December 31, 1998.

     The Board has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The functions of these committees, their current members, and the number of meetings held during 1998 are described below.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee is comprised of Mr. John
E. Loehr (Chairman), Mr. Anthony P. Towell and Mr. J. Virgil Waggoner. The Audit Committee met twice in 1998.

     The function of the Compensation Committee is to fix the annual salaries and other compensation for the officers and key employees of the Company. The Compensation Committee is comprised of Mr. Anthony P. Towell (Chairman), Mr. J. Virgil Waggoner Mr. John E. Loehr. The Compensation Committee met twice in 1998.

     The Executive Committee was established to make recommendations to the Board in the areas of financial planning, strategies and business alternatives. The Executive Committee is comprised of Mr. Anthony P. Towell (Chairman), Mr. J. Virgil Waggoner, Mr. Marshall A. Smith III, Mr. John E. Loehr and Mr. Thomas R. Kaetzer. The Executive Committee met twice in 1998.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

Compensation of Directors

     At the Annual Meeting of Shareholders on May 28, 1998, the shareholders approved an amended and restated Employee Stock Option Plan, which included an increase in authorized plan shares from 200,000 to 1,000,000, a one-time grant of options to purchase 20,000 shares of Common Stock to each director in office on the effective date and a provision for the payment of reasonable fees to directors. On June 30, 1999, each director was issued 10,000 shares of Common Stock as payment of fees for the period July 1, 1998 to June 30, 1999.

                                   Proposal 2

                           AMENDMENT OF THE COMPANY'S
                            ARTICLES OF INCORPORATION

     The shareholders are requested at the Annual Meeting to approve the amendment of the Company's Articles of Incorporation to increase the number of shares of Class A Common Stock, par value $.001 per share ("Common Stock") that the Company will have authority to issue from 20,000,000 to 40,000,000 shares, a form of which is attached hereto as Exhibit A and incorporated herein (the "Amendment").

     The Company is currently authorized to issue 20,000,000 shares of Class A Common Stock, par value $.001 per share (the "Common Stock"). At October 1, 1999, the status of the Company's Common Stock was as follows:

     Shares authorized                                               20,000,000
       Less: Shares issued and outstanding                           14,233,989
             Shares issuable upon conversion of preferred stock       1,509,028
             Shares underlying Employee Stock Option Plan             1,000,000
             Shares underlying warrants                               1,552,283

     Authorized shares remaining                                      1,704,700

     The Company is currently planning a private offering of Common Stock during the fourth quarter of 1999 for a minimum of $2,000,000 and a maximum of $4,000,000 in gross proceeds, at a price per share of $.75 to $1.00. The proceeds will be used to further develop the Company's oil and natural gas properties to increase cash flow and reserve value. This will result in the issuance of a minimum of 2,000,000 and a maximum of 5,333,333 shares. The Company's long range plan for growth requires further development of its oil and natural gas properties, as well as acquisitions of additional properties, which may require funding through additional public or private offerings of the Company's Common Stock. The Company will not solicit further authorization for the issuances by a vote of shareholders, and the authorization and issuances will have no effect on the rights of existing shareholders.

     As of October 1,1999, there were 14,233,989 shares of Class A Common Stock issued and outstanding and held by approximately 580 beneficial owners. Fidelity Transfer Company, 1800 South West Temple, Suite 301, Box 53, Salt Lake City, Utah 84115, (801)484-7222 is the transfer agent for the Common Stock. The Company's Common Stock is traded over-the-counter (OTC) under the symbol "GULF" and is listed on the Boston Stock Exchange under the symbol "GFW".

     Holders of Common Stock are entitled, among other things, to one vote per share on each matter submitted to a vote of shareholders and, in the event of liquidation, to share ratably in the distribution of assets remaining after payment of liabilities (including preferential distribution and dividend rights of holders of Preferred Stock). Holders of Common Stock have no cumulative rights, and, accordingly, the holders of a majority of the outstanding shares of the Common Stock have the ability to elect all of the directors.

     Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company has never paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of October 1, 1999, regarding the beneficial ownership of Common Stock by each person known by the Company to own beneficially 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.


Name and Address of                          Amount and Nature
 Beneficial Owner                             of Beneficial
                                                Ownership              Percent

Anthony P. Towell                               683,542  1,2             4.7%

Marshall A. Smith III                           363,436  1,3             2.5%

Thomas R. Kaetzer                               227,600  1,4             1.6%

Jim C. Bigham                                   171,985  1,5             1.2%

Richard L. Creel                                 45,000  1,6              *

Henri M. Nevels                                  41,430  1,7              *

John E. Loehr                                   548,824  1,8             3.7%

J. Virgil Waggoner                            9,121,829  1,9            64.0%

All current directors and officers
as a group  (8 persons)                      11,203,646  10             71.5%


*        Less than 1%

     1 Shareholder's address is 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060.

     2 Includes 263,920 shares subject to presently convertible preferred stock and 60,000 shares subject to presently exercisable warrants and options.

     3 Includes 310,000 shares subject to presently exercisable warrants and options.

     4 Includes 100,000 shares subject to presently exercisable options and 16,000 shares subject to presently convertible preferred stock.

     5 Includes 120,000 shares subject to presently exercisable warrants and options.

     6  Includes 30,000 shares subject to presently options.

     7 Includes 31,430 shares subject to presently exercisable warrants and options.

     8 Includes 30,494 shares and 312,159 shares subject to presently exercisable warrants and options held directly; 25,250 shares, 178,921 shares subject to presently convertible debentures and preferred stock, and 6,000 shares subject to presently exercisable warrants held by ST Advisory Corporation; and 2,000 shares held by his daughter's trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

     9  Includes 20,000 shares subject to presently exercisable options.

     10 Includes 989,589 shares subject to presently exercisable warrants and options, and 452,841 shares subject to presently convertible debentures and preferred stock

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding compensation paid to the Company's executive officers whose total annual compensation is $100,000 or more during each of the last three years.

                                                                               Long Term
                                                                              Compensation
                                              Annual Compensation (1)          Awards (2)
                                 Year                         Other Annual                    All Other
Name and Principal Position      End    Salary($)  Bonus($)  Compensation($)   Options(#)   Compensation($)

Marshall A. Smith               1998     125,000      -             -            20,000          -
  Chief Executive Officer       1997     125,000      -             -              -             -
                                1996     100,000      -             -           270,000        158,400

Thomas R. Kaetzer(3)            1998     100,000      -             -              -             -
  President and Chief
  Operating Officer

Jim C. Bigham                   1998      75,000      -             -            20,000          -
  Executive Vice President      1997      75,000      -             -              -             -
  And Secretary                 1996      66,000      -             -           106,000         66,650

------------------------

     (1) Includes deferred compensation of $25,000 in 1997 and $50,000 in 1998 payable to Mr. Smith and $4,500 payable to Mr. Bigham.

     (2) Long Term Compensation includes warrants issued in 1996 to Mr. Smith to acquire 200,000 shares of Common Stock at an exercise price of $3.00 per share, 50,000 shares of Common Stock at an exercise price of $5.00 per share, and 20,000 shares of Common Stock at an exercise price of $5.75 per share. Mr. Bigham was issued warrants in 1996 to acquire 2,750 shares of Common Stock at an exercise price of $.50, 500 shares of Common Stock at an exercise price of $1.75, 100,000 shares of Common Stock at an exercise price of $3.00 and 2,750 shares of Common Stock at an exercise price of $5.00. The value of warrants issued was derived utilizing the Black-Sholes pricing model.

     (3) Mr. Kaetzer joined the Company as Chief Operating Officer in September, 1998 and was elected president in December, 1998. His base annual salary is $100,000.

Option Grants During 1998

     Mr.  Smith and Mr.  Bigham,  along  with  other  directors,  each  received
Employee Stock Options to purchase 20,000 shares of Common Stock, under a director compensation plan.

Option Exercises During 1998 and
Year End Option Values (1)

                          Number of  Securities                Value of Unexercised
                       Underlying Unexercised Options          In-the-Money Options
                             at FY-End (#)                         at FY-End ($)
                             Exercisable/                           Exercisable/
Name                        Unexercisable                         Unexercisable

Marshall A. Smith              20,000                                  -0-
                                -0-                                    -0-

Jim C. Bigham                  35,000                                  -0-
                                -0-                                    -0-


     (1) Since no options were exercised by the above-named executives in 1998, no shares were acquired or value realized upon the exercise of options of such persons in the last fiscal year.

Report of the Compensation Committee of the Board on Executive Compensation

     The Board approved an annual salary for the CEO of $100,000 on July 1, 1991 and it remained at that level until April 1, 1997, when the Compensation Committee recommended and the Board approved increasing the annual salary of the CEO to $125,000 where it has remained.

     On April 16, 1993, the Board established the Compensation Committee and authorized it to develop and administer an executive compensation system which will enable the Company to attract and retain qualified executives. Compensation for the CEO and other executive officers is determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the CEO, should be directly and materially linked to the Company's performance.

     On September 9, 1997, the Compensation Committee recommended and the Board approved entering into Employment Agreements with Mr. Marshall A. Smith III, chief executive officer, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, vice president of finance and controller, for a period of three years. On December 21, 1998, the Compensation Committee recommended and the Board approved entering into an Employment Agreement with Mr. Thomas R. Kaetzer, president and chief operating officer, with a base annual salary of $100,000.

     This report is submitted by the members of the Compensation Committee:

     Compensation Committee:
     Anthony P. Towell, Chairman      J. Virgil Waggoner        John E. Loehr

Employment Agreements

     Effective September 9, 1997, the Company entered into Employment Agreements with Mr. Marshall A. Smith III, CEO, Mr. Jim C. Bigham, executive vice president and secretary, and Mr. Richard L. Creel, vice president of finance and controller, for a period of three years. Effective December 21, 1998, the Company entered into an Employment Agreement with Mr. Thomas R. Kaetzer, president and chief operating officer.

     Under the Employment Agreements, Mr. Smith will receive a base annual salary of $125,000, Mr. Kaetzer $100,000, Mr. Bigham $75,000 and Mr. Creel $50,000, all increasing a minimum of 15% annually. In the event of a change of control, the employees will have the option to continue as employees of the Company under the terms of the Employment Agreements or receive a lump-sum cash severance payment equal to 300% of their annual base salary for the year following the change of control.

     A "change of control" is defined in the Employment Agreements as: (i) an acquisition (other than from the Company) by an individual, entity or a group (excluding the Company, its subsidiaries, a related employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's stockholders in substantially the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 20% or more of the Company's voting stock; (ii) a change in a majority of the Board (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company); or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially all, of its assets.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, the Company advanced sums to Gulf Coast Exploration, Inc. ("GCX") totaling $102,000 for services to be rendered in the identification, evaluation, acquisition and operation of oil and gas properties. The president of GCX is Marshall A. Smith, Jr., the father of the Company's chief executive officer. At December 31,1998, the debt had been fully reserved.

     On October 1, 1998, Toro Oil Company executed an unsecured promissory note to the Company for the purchase of 100% of WestCo for $150,000, with interest at the prime rate per annum and due September 30, 1999. To date, no principal payments have been received. At December 31,1998, the promissory note had been fully reserved.

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1998 with the cumulative total return on The Nasdaq Stock Market Index and The Nasdaq Non-Financial Stock Index. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five-year period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG COMPANY, NASDAQ INDEX & NASDAQ NON-FINANCIAL STOCK INDEX

                    1993      1994      1995      1996      1997      1998

NASDAQ Index        100.00     97.75    138,26    170.00    208.58    293.21

Non-Financial       100.00     96.16    134.03    162.84    191.04    279.82

GulfWest            100.00    109.08     81.81    109.08     90.90     18.18

                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1998, or written representations from certain reporting persons, the Company believes that its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements.

                              INDEPENDENT AUDITORS

     The Board has engaged Weaver & Tidwell, L.L.P., Dallas, Texas, as independent auditors to examine the Company's accounts. Representatives of Weaver & Tidwell, L.L.P. are not expected to be present at the Meeting.

                             SHAREHOLDERS' PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 24, 1999. Such proposals should be directed to GulfWest Oil Company, 397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060,
Attn: Secretary.


                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

     The Annual Report to Shareholders of the Company, including financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                                   By Order of the Board


                                                   \s\ Jim C. Bigham
                                                   Jim C. Bigham
                                                   Secretary

Houston, Texas
October 25, 1999

                              GULFWEST OIL COMPANY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 19, 1999


     The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held November 19, 1998, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

     (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified:

         Anthony P. Towell   Marshall A. Smith III            Thomas R. Kaetzer
         Jim C. Bigham       J. Virgil Waggoner               John E. Loehr

     ____FOR all persons listed (except as marked to the contrary  below)
     ____Withhold authority to vote for all nominees
     ____Withhold  authority to vote for  nominee(s), named below:


     (2) To approve the amendment of the Company's Articles of Incorporation to increase the number of shares of Class A Common Stock, par value $.001 per share ("Common Stock") that the Company will have authority to issue from 20,000,000 to 40,000,000 shares.

     ____FOR
     ____Against
     ____Abstain

     (3) In the discretion of the Proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this Proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1), (2) and (3) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the Proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.

Dated:      , 1999      _________________________________________

                        _________________________________________
                        IMPORTANT: Please date this Proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. Where there is more than one owner, each owner must sign.

                                                                      EXHIBIT A
                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

     GULFWEST OIL COMPANY, a corporation organized and existing under an by virtue of the laws of the State of Texas (the Corporation), does hereby certify that:

     1. The name of the corporation is GulfWest Oil Company.

     2. The Board of Directors of the Corporation at a Special Meeting of the Board of Directors held in accordance with the provisions of Article 2.37 of the Texas Business Corporation Act of the State of Texas adopted resolutions proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

     a. The first paragraph of Article Four of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     The aggregate number of shares of capital stock that the Corporation will have authority to issue is 50,000,000 shares, 40,000,000 of which will be shares of Common Stock, having a par value of $.001 ("Common Stock"), and 10,000,000 of which will be shares of preferred stock, having a par value of $.01 per share ("Preferred Stock").

     3. An Annual Meeting of the Stockholders of the Corporation was held on November 19, 1999, in accordance with the provisions of Article 2.24 of the Texas Business Corporation Act of the State of Texas, at which meeting the holders of more than a majority of the Corporation's outstanding shares of Common Stock approved the foregoing amendment to the Corporation's Articles of Incorporation.

     4. The foregoing amendment to the Corporation's Articles of Incorporation was duly adopted in accordance with the applicable provisions of Part Four and the other provisions of the Texas Business Corporation Act of the State of Texas.

     5. The number of shares outstanding and entitled to vote on the amendment was ____________.

     6. The number of shares voted for the amendment was ________________ and the number voted against (or abstaining) was _____________shares.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas R. Kaetzer, its President, this 19th day of November, 1999.


                                                       GULFWEST OIL COMPANY



                                                        By:
                                                        Thomas R. Kaetzer
                                                        President